Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm in or made a part of this Registration Statement.


                                             ARTHUR ANDERSEN LLP

Philadelphia, PA
  January 13, 1998